GENEREX INKS DEAL WITH SANOFI-AVENTIS FOR INSULIN SUPPLY

WORCESTER, MA, December 9, 2009 (GlobeNewswire) – Generex Biotechnology Corporation (Nasdaq: GNBT, www.generex.com), the leader in drug delivery for metabolic diseases through the inner lining of the mouth, today announced that it has signed a long-term agreement with Sanofi-Aventis Deutschland GmbH (www.sanofi-aventis.com) for the manufacture and supply of recombinant human insulin crystals for commercial and clinical trial use in Generex’s proprietary buccal insulin spray product, Generex Oral-lyn™.  The financial terms of the arrangement were not disclosed.

The API (Active Pharmaceutical Ingredient) Supply agreement will provide the Company with a source of insulin for major regulatory markets including the United States and Canada and a number of other regions where the Company is pursuing regulatory approvals for Generex Oral-lyn™.

The Company’s regulatory team will commence the process of updating any and all current submissions to include sanofi-aventis’ insulin crystal which will be formulated in the Generex Oral-lyn™ commercial product.

“We are very pleased to have entered into this long term supply agreement for insulin crystal”, said Anna Gluskin, Generex’s President and Chief Executive Officer.  “It solidifies one of our key product components which will assist in the smooth transition into commercialization of our flagship product, Generex Oral-lyn™, into major markets where we will seek to establish a new paradigm for the treatment of diabetes.”

Thanks to almost a century of chemical, pharmaceutical, medical and industrial research, led by Hoescht and its successors, sanofi-aventis can today claim its place as the historic leader in both the production of insulin and the treatment of diabetes.

At the end of the 1990s, the site of sanofi-aventis in Frankfurt, Germany , formerly Hoechst, developed pilot units and large-scale  production of human recombinant insulin from a genetically modified Escherichia Coli strain.

As part of the commercial offer provided by the Commercial and External Partnership Industrial Affairs (CEPIA) at sanofi-aventis for human recombinant insulin, Generex, in cooperation with sanofi-aventis, will benefit from sanofi-aventis’ ability and expertise to offer quality and regulatory support.

About Generex Biotechnology Corporation

Generex is engaged in the research, development and commercialization of drug delivery systems and technologies.  Generex has developed a proprietary platform technology for the delivery of drugs into the human body through the oral cavity (with no deposit in the lungs).  The Company's proprietary liquid formulations allow drugs typically administered by injection to be absorbed into the body by the lining of the inner mouth using the Company's proprietary RapidMist™ device.  The Company's flagship product, oral insulin (Generex Oral-lyn™), which is available for sale in India, Lebanon, Algeria, and Ecuador for the treatment of subjects with Type-1 and Type-2 diabetes, is in Phase III clinical trials at several sites around the world. Antigen Express, Inc. is a wholly owned subsidiary of Generex.  The core platform technologies of Antigen Express comprise immunotherapeutics for the treatment of malignant, infectious, allergic, and autoimmune diseases.  For more information, visit the Generex website at www.generex.com or the Antigen Express website at www.antigenexpress.com.

Safe Harbor Statement

This release and oral statements made from time to time by Generex representatives in respect of the same subject matter may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements can be identified by introductory words such as “expects,” “plans,” “intends,” “believes,” “will,” “estimates,” “forecasts,” “projects,” or words of similar meaning, and by the fact that they do not relate strictly to historical or current facts.  Forward-looking statements frequently are used in discussing potential product applications, potential collaborations, product development activities, clinical studies, regulatory submissions and approvals, and similar operating matters. Many factors may cause actual results to differ from forward-looking statements, including inaccurate assumptions and a broad variety of risks and uncertainties, some of which are known and others of which are not.  Known risks and uncertainties include those identified from time to time in the reports filed by Generex with the Securities and Exchange Commission, which should be considered together with any forward-looking statement.  No forward-looking statement is a guarantee of future results or events, and one should avoid placing undue reliance on such statements.  Generex undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.  Generex cannot be sure when or if it will be permitted by regulatory agencies to undertake additional clinical trials or to commence any particular phase of clinical trials.  Because of this, statements regarding the expected timing of clinical trials cannot be regarded as actual predictions of when Generex will obtain regulatory approval for any “phase” of clinical trials.  Generex claims the protection of the safe harbor for forward-looking statements that is contained in the Private Securities Litigation Reform Act.

Generex Contacts:

Investor Relations Contact:
American Capital Ventures, Inc.
Howard Gostfrand
1-877-918-0774

Media Contact:
Beckerman Public Relations
Angelene Taccini
201-488-0049